EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fuse Medical, Inc.

We consent to the incorporation by reference in the foregoing Registration Statement on Form

S-8 pertaining to Fuse Medical, Inc.’s 2017 Equity Incentive Plan of our report dated March 20, 2017, relating to the financial statements of Fuse Medical, Inc. as of December 31, 2016 and 2015 which appear in Fuse Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 20, 2017.

/s/ Weinberg & Company, P.A.

Los Angeles, California

October 10, 2017